Exhibit 10.14

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 23, 2025, by and among Semnur Pharmaceuticals, Inc., a Delaware corporation, with headquarters located at 960 San Antonio Road, Palo Alto, CA 94303 (“Semnur”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.

Semnur and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.

Each Buyer wishes to purchase, and Semnur wishes to sell, upon the terms and conditions stated in this Agreement, such aggregate number of shares of Semnur’s common stock, par value $0.0001 per share (the “Semnur Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers together shall be 6,250,000 shares of Semnur Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) and shall collectively be referred to herein as the “Common Shares”).

NOW, THEREFORE, Semnur and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF COMMON SHARES.

(a) Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, Semnur shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from Semnur on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (the “Closing”).

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on a date mutually agreed to by Semnur and each Buyer after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, remotely by electronic transfer of Closing documentation.

(c) Purchase Price. The purchase price for the Common Shares to be purchased by each Buyer pursuant to this Agreement at the Closing shall be $16.00 per Common Share (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof), with the aggregate purchase price for the Common Shares to be purchased by each Buyer to be the amount set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto (the “Purchase Price”).

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay to Semnur an amount in the native currency of Bitcoin blockchain (“BTC”) transferred to the digital wallet address maintained by or under the management of Biconomy.com in the name of Semnur or one of its subsidiaries (the “Semnur Wallet”), as is equal to the quotient of: (A) such Buyer’s respective Purchase Price for the Common Shares to be issued and sold to such Buyer pursuant to this Agreement divided by (B) the spot exchange rate for BTC as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the Closing Date and (ii) Semnur shall deliver to each Buyer the number of Common Shares such Buyer is purchasing on the Closing Date.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to Semnur that:

(a) No Public Sale or Distribution. Such Buyer is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Common Shares hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Common Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Semnur is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Common Shares.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Semnur and materials relating to the offer and sale of the Common Shares that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of Semnur. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on Semnur’s representations and warranties contained herein. Such Buyer understands that its investment in the Common Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares. Such Buyer represents, acknowledges and agrees that (i)

such Buyer will not retain any rights in any BTC paid to Semnur pursuant to this Agreement, (ii) none of the BTC paid by such Buyer to Semnur pursuant to this Agreement is subject to liabilities that will be assumed by Semnur, and (iii) the fair market value of the BTC to be paid by such Buyer to Semnur is at least equal to or greater than such Buyer’s tax basis in such BTC.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(f) Transfer or Resale. Such Buyer understands that: (i) the Common Shares have not been and, except as contemplated by Section 4, will not be, registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to Semnur an opinion of counsel, in a form reasonably acceptable to Semnur, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides Semnur with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares and, until such time as the Common Shares have been registered under the 1933 Act as contemplated in Section 4, the stock certificates representing the Common Shares, except as set forth below, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and Semnur shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Common Shares are registered for resale under the 1933 Act or exchanged for other securities in a transaction registered under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides Semnur with an opinion of counsel, in a form reasonably acceptable to Semnur, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h) Validity; Enforcement. This Agreement and the other Transaction Documents (as defined below) to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) BTC. (i) Such Buyer has all rights, title and interest in and to the BTC to be paid and transferred by such Buyer to Semnur pursuant to this Agreement, (ii) such Buyer’s BTC is held in a digital wallet held or operated by or on behalf of such Buyer at or by an appropriately regulated custodian or trustee and in accordance with industry-standard security practices (the “Buyer Digital Wallet”) and neither such BTC nor its Buyer Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) such Buyer has taken commercially reasonable steps to protect its Buyer Digital Wallet and such BTC, and (iv) such Buyer has the exclusive control of its Buyer Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

3. REPRESENTATIONS AND WARRANTIES OF SEMNUR.

Semnur represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Semnur is an entity duly organized and validly existing and in good standing under the laws of the state of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Semnur is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Semnur Material Adverse Effect. As used in this Agreement, “Semnur Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of Semnur, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of Semnur to perform any of its obligations under any of the Transaction Documents. Semnur does not, directly or indirectly, own any of the capital stock or hold an equity or similar interest in any entity.

(b) Authorization; Enforcement; Validity. Semnur has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by Semnur in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by Semnur and the consummation by Semnur of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, have been duly authorized by Semnur’s Board of Directors and (other than filings pursuant to applicable securities laws), no further filing, consent or authorization is required by Semnur, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by Semnur, and constitute the legal, valid and binding obligations of Semnur, enforceable against Semnur in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Common Shares. The issuance of the Common Shares is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Common Shares shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Semnur Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3, the offer and issuance by Semnur of the Common Shares is exempt from registration under the 1933 Act.

(d) No Conflicts. Except as disclosed in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by Semnur and the consummation by Semnur of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of Semnur’s Certificate of Incorporation (as amended from time to time, the “Semnur Certificate of Incorporation”) or Semnur’s Bylaws (as amended from time to time, the “Semnur Bylaws”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Semnur is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) and including all applicable foreign, federal, state laws, rules and regulations applicable to Semnur or by which any property or asset of Semnur is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a Semnur Material Adverse Effect.

(e) Consents. Except as disclosed in Schedule 3(e), Semnur is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than filings pursuant to applicable securities laws), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Semnur is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date).

(f) Acknowledgment Regarding Buyer’s Purchase of Common Shares. Semnur acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of Semnur, (ii) an “affiliate” of Semnur (as defined in Rule 144) or (iii) to the knowledge of Semnur, a “beneficial owner” of more than 10% of the Semnur Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). Semnur further acknowledges that no Buyer is acting as a financial advisor or fiduciary of Semnur (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Common Shares. Semnur further represents to each Buyer that Semnur’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by Semnur and its representatives.

(g) No General Solicitation; Financial Advisor’s Fees. Neither Semnur nor its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares. Semnur shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, financial advisory fees payable to JW Capital (the “Financial Advisor”) in connection with the sale of the Common Shares. Semnur shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Semnur acknowledges that it has engaged the Financial Advisor in connection with the sale of the Common Shares.

(h) No Integrated Offering. Neither Semnur, nor any of its affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Common Shares to require approval of stockholders of Semnur for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Semnur are listed or designated for quotation. Neither Semnur nor its affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Common Shares under the 1933 Act or cause the offering of any of the Common Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Application of Takeover Protections. Semnur and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Semnur Certificate of Incorporation, the Semnur Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, Semnur’s issuance of the Common Shares and any Buyer’s ownership of the Common Shares.

(j) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, Semnur has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to Semnur and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of Semnur included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Semnur as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

(k) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof or, with respect to the Closing Date, prior to the Closing Date: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Semnur Material Adverse Effect, (ii) Semnur has not incurred any liabilities (contingent or otherwise) other than (A) trade accounts payable and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Semnur’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Semnur has not altered its method of accounting, (iv) Semnur has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Semnur has not issued any equity securities to any officer, director or affiliate. Semnur does not have pending before the SEC any request for confidential treatment of information.

(l) Conduct of Business; Regulatory Permits. Semnur is not in violation of any term of or in default under the Semnur Certificate of Incorporation or the Semnur Bylaws. Semnur is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Semnur, and Semnur will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Semnur Material Adverse Effect. Semnur possesses all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Semnur Material Adverse Effect, and Semnur has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(m) Foreign Corrupt Practices. Neither Semnur, nor to Semnur’s knowledge, any of its directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist Semnur or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither Semnur nor, to Semnur’s knowledge, any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither Semnur nor, to Semnur’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other equivalent or comparable laws of other countries.

(n) Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors or employees of Semnur is presently a party to any transaction with Semnur (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Semnur, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(o) Equity Capitalization. As of the date hereof, the authorized capital stock of Semnur consists of 45,000,000 shares of preferred stock, par value $0.00001 per share, of which as of the date hereof 5,423,606 are designated as Series A Preferred Stock and 5,423,606 are issued and outstanding, and 740,000,000 shares of Semnur Common Stock, of which as of the date hereof 229,628,490 are issued and outstanding, 50,000,000 shares are reserved for issuance pursuant to Semnur’s stock option and purchase plans and 0 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into Semnur Common Stock. No Semnur Common Stock is held in treasury. All of such outstanding securities of Semnur are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. (i) Except as disclosed in Schedule 3(o)(i), hereto, none of Semnur’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Semnur; (ii) except as disclosed in Schedule 3(o)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Semnur, or contracts, commitments, understandings or arrangements by which Semnur is or may become bound to issue additional capital stock of the Semnur or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Semnur; (iii) except as disclosed in Schedule 3(o)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined below) of Semnur or by which Semnur is or may become bound; (iv) except as disclosed in Schedule 3(o)(iv), there are no financing statements securing obligations in any amounts filed in connection with Semnur; (v), except as disclosed in Schedule 3(o)(v), there are no agreements or arrangements under which Semnur is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule 3(o)(vi), there are no outstanding securities or instruments of Semnur which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Semnur is or may become bound to redeem a security of Semnur; (vii) except as disclosed in Schedule 3(o)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares; (viii) except as disclosed in Schedule 3(o)(viii), Semnur has no stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) except as disclosed in Schedule 3(o)(ix), Semnur has no liabilities or obligations, other than those incurred in the ordinary course of Semnur’s business and which, individually or in the aggregate, do not or could not have a Semnur Material Adverse Effect. “Indebtedness” means with respect to any Person, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (D) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (E) all obligations of such Person under leases to be accounted for as capital leases under GAAP (as defined below) and (F) all obligations of the type referred to in clauses (A) through (E) of this definition of any Person (including through guarantees) the payment of which such Person is responsible, including those secured by (or for which the beneficiary of such obligations has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed.

(p) Indebtedness and Other Contracts. Except (i) as specifically disclosed, reflected or reserved against in Semnur’s financial statements included in the SEC Documents, (ii) for Liabilities (as defined below) and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since April 1, 2025, (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of the Transaction Documents, the performance of their respective covenants or agreements in the Transaction Documents or the consummation of the transactions contemplated hereby or thereby and (iv) for Liabilities that do not, and would not reasonably be expected, individually or in the aggregate, to have a Semnur Material Adverse Effect, Semnur does not have any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP consistently applied in accordance with past practice. For purposes of this Agreement, “Liabilities” means all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due).

(q) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Semnur, threatened against or affecting Semnur, the Semnur Common Stock or any of Semnur’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(r) Insurance. Semnur is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Semnur believes to be prudent and customary in the businesses in which Semnur is engaged. Semnur has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Semnur Material Adverse Effect.

(s) Employee Relations. Semnur is not a party to any collective bargaining agreement or employs any member of a union. Semnur believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933

Act) or other key employee of Semnur has notified Semnur that such officer intends to leave Semnur or otherwise terminate such officer’s employment with Semnur. No executive officer or other key employee of Semnur is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject Semnur to any liability with respect to any of the foregoing matters. Semnur is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Semnur Material Adverse Effect.

(t) Title. Semnur has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of Semnur, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Semnur. Any real property and facilities held under lease by Semnur is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Semnur.

(u) Intellectual Property Rights. Semnur owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its business as now conducted. There is no claim, action or proceeding being made or brought, or to the knowledge of Semnur, being threatened, against Semnur regarding its Intellectual Property Rights. Semnur is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Semnur has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights that have been developed by Semnur.

(v) Tax Status. Semnur (i) has timely or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Semnur know of no basis for any such claim.

(w) Sarbanes-Oxley; Internal Accounting Controls. Semnur is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. Semnur maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Semnur has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for Semnur and designed such disclosure controls and procedures to ensure that information required to be disclosed by Semnur in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Semnur’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of Semnur as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). Semnur presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the 1934 Act) of Semnur that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Semnur.

(x) Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of Semnur are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by Semnur and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of Semnur that have been furnished or made available to the Buyers are accurate and complete. Semnur is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of Semnur, and Semnur has not received any notices or correspondence from the U.S. Food and Drug Administration (“FDA”) or any other governmental entity or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of Semnur.

(y) FDA Approvals. To Semnur’s knowledge, it possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. To Semnur’s knowledge, it has not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither Semnur nor, to Semnur’s knowledge, any officer, employee or agent of Semnur has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (i) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other governmental entities, (ii) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (iii) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities. Neither Semnur nor any of its officers, employees, or, to Semnur’s knowledge, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy. Neither Semnur nor any of its officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy. Neither Semnur nor any of its officers, employees, or to Semnur’s knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity.

(z) FDA Regulation. Semnur is and has been in compliance with all applicable laws administered or issued by the FDA or any similar governmental entity, including the Federal Food, Drug, and Cosmetic Act and all other laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of Semnur, or complaint handling or adverse event reporting.

(aa) Compliance with Anti-Money Laundering Laws. The operations of Semnur are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable laws of other countries (the “Anti-Money Laundering Laws”), and no Action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Semnur with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Semnur threatened.

(bb) Office of Foreign Assets Control. Neither Semnur nor, to Semnur’s knowledge, any director, officer, agent, employee or affiliate of Semnur is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”).

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Semnur and an unconsolidated or other off balance sheet entity that would be reasonably likely to have a Semnur Material Adverse Effect.

(dd) Stock Option Plans. Each stock option granted by Semnur was granted (i) in accordance with the terms of the applicable Semnur stock option plan and (ii) with an exercise price at least equal to the fair market value of the Semnur Common Stock on the date such stock option would be considered granted under GAAP, consistently applied during the periods involved and applicable law. No stock option granted under Semnur’s stock option plan has been backdated. Semnur has not knowingly granted, and there is no and has been no Semnur policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding Semnur or its financial results or prospects.

(ee) No Disqualification Events. With respect to Common Shares to be offered and sold hereunder, none of Semnur, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Semnur participating in the offering hereunder, any beneficial owner of 20% or more of Semnur’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Semnur in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Semnur has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ff) Other Covered Persons. Semnur is not aware of any Person other than the Financial Advisor that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of the Common Shares.

4. RESALE REGISTRATION RIGHTS.

(a) Registration Statement. Within 90 days following the Closing, Semnur shall (i) file with the SEC, or (ii) have filed with the SEC, a resale registration statement (together with any New Resale Registration Statement (as defined below), a “Resale Registration Statement”) pursuant to Rule 415 under the 1933 Act, pursuant to which all of the Common Shares (the “Registrable Securities”) shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale on a delayed or continuous basis of the Registrable Securities by the Buyers. Semnur shall file the Resale Registration Statement on such form as Semnur may then utilize under the rules of the SEC and use its commercially reasonable efforts to have the Resale Registration Statement declared effective under the 1933 Act as soon as practicable, but in no event more than the earlier of: (A) 120 days following the issuance of the Registrable Securities, and (B) seven business days after the date Semnur receives written notification from the SEC that such Resale Registration Statement will not be reviewed. Semnur agrees to use its commercially reasonable efforts to maintain the effectiveness of each Resale Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing one or more new registration statements (each, a “New Resale Registration Statement”) relating to the Registrable Securities as required by Rule 415 under the 1933 Act, continuously until the date that is the earlier of (A) two (2) years following the date of effectiveness of such Resale Registration Statement, (B) the date on which no Buyer holds any Registrable Securities covered by such Resale Registration Statement, or (C) the date that the Registrable Securities can be sold under Rule 144 without restriction.

(b) Provisions Relating to Registration.

(i) Notwithstanding any other provisions of this Agreement to the contrary, Semnur shall cause (A) each Resale Registration Statement (as of the effective date of the Resale Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (I) to comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the SEC, and (II) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) any related prospectus, preliminary prospectus and any amendment thereof or supplement thereto, as of its date, (1) to comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the SEC, and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, Semnur shall have no such obligations or liabilities with respect to any written information pertaining to a Buyer and furnished to Semnur by or on behalf of such Buyer specifically for inclusion therein.

(ii) Semnur shall notify the Buyers: (A) when a Resale Registration Statement, or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the SEC for amendments or supplements to any Resale Registration Statement or the prospectus included therein or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Resale Registration Statement not to remain effective; and (D) of the receipt by Semnur of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(iii) As promptly as practicable after becoming aware of such event, Semnur shall notify the Buyers of the happening of any event (a “Suspension Event”), of which Semnur has knowledge, as a result of which the prospectus included in a Resale Registration Statement as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its commercially reasonable efforts promptly to prepare a supplement or amendment to such Resale Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to a Buyer as any such Buyer may reasonably request; provided, however, that, for not more than 60 consecutive trading days (or a total of not more than 150 trading days in any 12 month period), Semnur may delay, to the extent permitted by and in a manner not in violation of applicable securities laws, the disclosure of material non-public information concerning Semnur (as well as prospectus or Resale Registration Statement updating), the disclosure of which at the time is not, in the good faith opinion of Semnur, in the best interests of Semnur; provided, further, that, if such Resale Registration Statement was not filed on Form S-3, such number of days shall not include the 15 calendar days following the filing of any Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to such Resale Registration Statement.

(iv) Upon a Suspension Event, Semnur shall give written notice (a “Suspension Notice”) to the Buyers to suspend sales of the affected Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and Semnur is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of a Resale Registration Statement applicable to such affected Registrable Securities. In no event shall Semnur, without the prior written consent of a Buyer, disclose to any such Buyer any of the facts or circumstances giving rise to the Suspension Event. A Buyer shall not effect any sales of the Registrable Securities pursuant to such Resale Registration Statement (or such filings), at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice. A Buyer may resume effecting sales of the Registrable Securities under the applicable Resale Registration Statement (or such filings), following further notice to such effect (an “End of Suspension Notice”) from Semnur. This End of Suspension Notice shall be given by Semnur to the Buyers in the manner described above promptly following the conclusion of any Suspension Event and its effect. For the avoidance of doubt, a Suspension Notice shall not affect or otherwise limit sales of affected Registrable Securities under Rule 144 or otherwise outside of the applicable Resale Registration Statement.

(v) Notwithstanding any provision herein to the contrary, if Semnur gives a Suspension Notice pursuant to this Section 4(b) with respect to a Resale Registration Statement, Semnur shall extend the period during which such Resale Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Buyers shall have received the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales; provided, however, such period of time shall not be extended beyond the date that the Registrable Securities can be sold under Rule 144 without restriction.

(vi) Semnur shall bear all Registration Expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement. “Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange; (iii) fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body; (iv) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v) printing, messenger, telephone and delivery expenses of Semnur; (vi) fees and disbursements of counsel for Semnur and customary fees and expenses for independent certified public accountants retained by Semnur (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (vii) securities acts liability insurance, if Semnur so desires; (viii) all internal expenses of Semnur (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (ix) the expense of any annual audit; and (x) the fees and expenses of any Person, including special experts, retained by Semnur; provided, however that “Registration Expenses” shall not include underwriting fees, discounts or commissions attributable to the sale of the Registrable Securities or any legal fees and expenses of counsel to the Buyers.

(vii) Notwithstanding anything to the contrary contained in this Agreement, Semnur shall not be required to include Registrable Securities held by any Buyer in a Resale Registration Statement unless such Buyer, following reasonable advance written request by Semnur, furnishes to Semnur, at least five (5) business days prior to the scheduled filing date of such Resale Registration Statement, an executed selling stockholder questionnaire in customary form reasonably acceptable to Semnur.

(c) Indemnification with Respect to Registration.

(i) In the event of the offer and sale of the Registrable Securities held by a Buyer under the 1933 Act, Semnur agrees to indemnify and hold harmless such Buyer and its directors, officers, employees, affiliates and agents and each Person who controls such Buyer within the meaning of the 1933 Act or the 1934 Act (collectively, the “Buyer Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Buyer Indemnified Party may become subject under the 1933 Act and the 1934 Act , insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the 1933 Act, or in the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the 1933 Act to have been conveyed to purchasers of securities at the time of sale of such securities (the “Disclosure Package”), in the prospectus or in any amendment thereof or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Buyer Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that Semnur shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Resale Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to such Buyer and furnished to Semnur by or on behalf of such Buyer Indemnified Party specifically for inclusion therein; provided further, however, that Semnur shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (I) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which such Buyer had been notified in accordance with the terms of this Agreement, (II) such Updated Disclosure Package was available at the time such Buyer sold Registrable Securities under the Resale Registration Statement, (III) such Updated Disclosure Package was not furnished by such Buyer to the Person asserting the loss, liability, claim, damage or liability, or an underwriter involved in the distribution of such Registrable Securities, at or prior to the time such furnishing is required by the 1933 Act, and (IV) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that Semnur may otherwise have to such Buyer Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Buyer Indemnified Parties and shall survive the transfer of the Registrable Securities by a Buyer.

(ii) As a condition to including any Registrable Securities to be offered by a Buyer in any registration statement filed pursuant to this Agreement, such Buyer agrees to indemnify and hold harmless Semnur, each of its directors, each of its officers who signs the Resale Registration Statement, as well as any officers, employees, affiliates and agents of Semnur, and each Person, if any, who controls Semnur within the meaning of the 1933 Act or 1934 Act (a “Semnur Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Semnur Indemnified Party may become subject under the 1933 Act or the 1934 Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the 1933 Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Buyer and furnished to Semnur by or on behalf of such Buyer specifically for inclusion therein; and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, the Semnur Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Buyer, or any such director, officer, employees, affiliates and agents and shall survive the transfer of such Registrable Securities by such Buyer, and such Buyer shall reimburse Semnur, and each such director, officer, employees, affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity amount contained in this Section 4(c)(ii) shall in no event exceed the gross proceeds from the offering received by such Buyer. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Semnur or any such director, officer, employees, affiliates and agents and shall survive the transfer by such Buyer of such Registrable Securities.

(iii) Promptly after receipt by a Buyer Indemnified Party or a Semnur Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4(c), notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 4(c)(i) or 4(c)(ii) unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 4(c) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If the indemnification provided for in this Section 4(c) is unavailable or insufficient to hold harmless an Indemnified Party under Sections 4(c)(i) or 4(c)(ii), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 4(c)(i) or 4(c)(ii), in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Semnur on the one hand or such Buyer or Buyer Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4(c)(iii) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 4(c)(iii). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if such Buyer was treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 4(c)(iii), a Buyer shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Buyer from the sale of the Registrable Securities pursuant to the Resale Registration Statement exceeds the amount of damages that such Buyer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) The agreements contained in this Section 4(c) shall survive the sale of the Registrable Securities pursuant to a Resale Registration Statement, and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

5. COVENANTS.

(a) Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7.

(b) Securities Laws. Semnur shall, on or before the Closing Date, take such action as it shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). Semnur shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Disclosure of Transactions and Other Material Information. On or before the Disclosure Time (as defined below), Semnur shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement). As used herein, “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a business day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any business day, 9:01 a.m. (New York City time) on the business day immediately following the date hereof, or (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any business day, no later than 9:01 a.m. (New York City time) on the date hereof.

(d) Conduct of Business. The business of Semnur shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, the FCPA and any other equivalent or comparable laws of other countries, OFAC regulations and Anti-Money Laundering Laws.

6. CONDITIONS TO SEMNUR’S OBLIGATION TO SELL THE COMMON SHARES.

The obligation of Semnur hereunder to issue and sell the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each of Semnur’s sole benefit and may be waived by Semnur at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to Semnur.

(b) Such Buyer shall have delivered to Semnur the Purchase Price for the Common Shares being purchased by such Buyer at the Closing by paying and transferring the amount in BTC to the Semnur Wallet as provided in Section 1(d).

(c) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE COMMON SHARES.

The obligation of each Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing Semnur with prior written notice thereof:

(a) Semnur shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Common Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) The representations and warranties of Semnur shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects as of such specified date) and Semnur shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date.

(c) Semnur shall have provided to such Buyer the address for the Semnur Wallet.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before December 31, 2025 due to Semnur’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the Buyer, if such Buyer is the nonbreaching party, or Semnur, if Semnur is the nonbreaching party, shall have the option to terminate this Agreement with respect to such Buyer, if such Buyer is the breaching party, or with respect to Semnur, if Semnur is the breaching party, at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Semnur, its affiliates and Persons acting on its behalf, on the one hand, and the Buyers, their affiliates and Persons acting on their behalf, on the other hand, with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Semnur nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by Semnur and the holders of at least a majority of the aggregate amount of Common Shares issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Common Shares and Semnur; provided, that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer (for the avoidance of doubt, participation by any Buyer in an unrelated financing by Semnur shall not be deemed to disproportionately affect the Buyers who do not participate in such financing). No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the Common Shares then outstanding.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to Semnur:

960 San Antonio Road

Palo Alto, CA 94303

Attention: Jaisim Shah

E-mail: JShah@scilexholding.com

With a copy (for informational purposes only) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin, Elizabeth A. Razzano

E-mail: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers attached hereto, with copies (for informational purposes only) to such Buyer’s representatives as set forth in column (5) on the Schedule of Buyers attached hereto, or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. A Buyer may assign some or all of its rights hereunder without the consent of Semnur, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) Third Party Beneficiaries. The Financial Advisor shall be a third party beneficiary of the representations and warranties of the Buyers in Section 2 and the representations and warranties of Semnur in Section 3. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee (as defined below) shall have the right to enforce the obligations of Semnur with respect to Section 9(k) and as otherwise set forth in this Section 9(h).

(i) Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of Semnur and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer, and each of Semnur, shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Common Shares thereunder and in addition to all of Semnur’s other obligations under the Transaction Documents, Semnur shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Common Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith

(irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by Semnur in the Transaction Documents or any other certificate, instrument or document of Semnur contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of Semnur contained in the Transaction Documents or any other certificate, instrument or document of Semnur contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Semnur) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (B) the status of such Buyer or holder of the Common Shares as an investor in Semnur pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by Semnur may be unenforceable for any reason, Semnur shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, Semnur recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. Semnur therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under each Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and Semnur acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and Semnur shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and Semnur acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Semnur acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and Semnur have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and Semnur have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

BICONOMY PTE. LTD

For and on behalf of
BICONOMY PTE. LTD

By:	/s/ Dmitriy Sheludko
Name: Dmitriy Sheludko
Title: CEO

[Signature Page to Securities Purchase Agreement]